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                                                                     EXHIBIT 21

                THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION

                              LIST OF SUBSIDIARIES




Name of Subsidiary                           Incorporation         Ownership  %
------------------                           -------------         ---------  -
Culver City Composites Corporation           Delaware                 100
Grafalloy Corporation                        Delaware                 100
Siloxirane Corporation                       Delaware                  51
Carbon Design Partnership Limited            United Kingdom            63











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